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Exhibit 5.1

January 29, 2014

The Board of Directors

HeartWare International, Inc.

205 Newbury Street, Suite 101

Framingham, Massachusetts 01701

HeartWare International, Inc.

Ladies and Gentlemen:

We have acted as counsel to HeartWare International, Inc., a Delaware corporation (the “Company”), in connection with the automatic Registration Statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time pursuant to Rule 415, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus (each such supplement, a “Prospectus Supplement”), of the Company’s (i) common stock, par value $0.001 per share (the “Common Stock”), (ii) preferred stock, par value $0.001 per share (the “Preferred Stock”), (iii) debt securities (the “Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock and/or Debt Securities or any combination thereof (the “Warrants”) and (v) units representing ownership of Common Stock, Preferred Stock, Debt Securities, Warrants or any combination thereof (the “Units”). The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units are collectively referred to as the “Securities”. Any Debt Securities may be convertible into or exchangeable for Common Stock or other Securities.

ABU DHABI    |    BEIJING    |    BRUSSELS    |    FRANKFURT    |    HONG KONG    |    LONDON    |    MILAN    |    NEW YORK    |    PALO ALTO PARIS    |    ROME    |    SAN FRANCISCO    |    SÃO PAULO    |    SHANGHAI    |    SINGAPORE    |    TOKYO    |    TORONTO     |    WASHINGTON, DC

SHEARMAN & STERLING LLP IS A LIMITED LIABILITY PARTNERSHIP ORGANIZED IN THE UNITED STATES UNDER THE LAWS OF THE STATE OF DELAWARE, WHICH LAWS LIMIT THE PERSONAL LIABILITY OF PARTNERS.

The Debt Securities will be issued pursuant to an Indenture (the “Indenture”) between the Company and Wilmington Trust FSB, as trustee (the “Trustee”), dated as of December 15, 2010, filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2010. A particular series of Debt Securities will be established either by a supplement to the Indenture or by an Officer’s Certificate thereunder. The Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”). The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent party thereto (the “Warrant Agent”). The Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into between the Company and the unit agent party thereto (the “Unit Agent”). The Indenture, Indenture Document, Certificate of Designation, Warrant Agreement and Unit Agreement are hereinafter referred to as the “Securities Documents”).

In that connection, we have reviewed originals or copies of the following documents:

(a) The Indenture.

(b) The Registration Statement.

(c) The Prospectus.

(d) The certificate of incorporation and bylaws of the Company, as amended through the date hereof.

(e) Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company, agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review of the documents, we have assumed:

(a) The genuineness of all signatures.

(b) The authenticity of the originals of the documents submitted to us.

(c) The conformity to authentic originals of any documents submitted to us as copies.

(d) As to matters of fact, the truthfulness of the representations made in the Securities Documents, and in certificates of public officials and officers of the Company.

(e) That the Indenture is a valid and binding obligation of the parties thereto, other than the Company, enforceable against each such party in accordance with its terms.

(f) That:

(i) The execution, delivery and performance by the Company of the Securities Documents will not:

(A) except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

(B) result in any conflict with or breach of any agreement or document binding on it.

(ii) Except with respect to Generally Applicable Law, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any third party is required for the due execution, delivery, performance by the Company of the Securities Documents or, if such authorization, approval, consent or action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We also have assumed that (i) any Securities issuable upon conversion, exchange or exercise of any Security being offered will, at the time of such offering or sale, have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise and (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered, when so issued, will have been duly authorized, executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value thereof.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Securities Documents or the transactions governed by the Securities Documents and, for purposes of our opinions below, the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Securities Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to the specific assets or business of any party to any of the Securities Documents or any of its affiliates.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1. The Company (a) has the corporate power to execute, deliver and perform the Indenture and (b) has taken all corporate action necessary to authorize the execution, delivery and performance of the Indenture.

2. The Indenture has been duly executed and delivered and is the legal, valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms.

3. When (i) the Debt Securities have been duly authorized, (ii) the final terms thereof have been duly established and approved, (iii) the Debt Securities have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and (iv) the Debt Securities have been delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Debt Securities will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

4. When (i) the terms of issuance and sale of the applicable shares of Common Stock have been duly approved by the Company in conformity with the Company’s certificate of incorporation, (ii) all corporate action necessary for the issuance and sale of such shares has been taken, and such shares are issued in a manner consistent therewith and (iii) such Common Stock shall have been delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, such shares of Common Stock will be validly issued, fully paid and non-assessable.

5. When (i) the final terms of the applicable shares of Preferred Stock have been duly established and approved by the Company in conformity with the Company’s certificate of incorporation, (ii) certificates representing the Preferred Stock have been duly executed by the Company and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, and (iii) all corporate action necessary for the issuance and sale of the Preferred Stock has been taken, including the adoption and filing of a Certificate of Designation relating thereto, the Preferred Stock will be validly issued, fully paid and non-assessable.

6. When (i) the Warrants and the applicable Warrant Agreement have been duly authorized, (ii) the final terms of the Warrants have been duly established and approved, (iii) certificates representing the Warrants have been duly executed by the Company and countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to the purchasers thereof against the consideration therefor duly approved by the Company, (iv) the applicable Warrant Agreement has been duly executed and delivered by the Company and duly authorized, executed and delivered by the applicable Warrant Agent, and (v) all corporate action necessary for the issuance and sale of the Warrants has been taken, and assuming the Company shall have such number of securities issuable upon exercise of the Warrants authorized and available for issuance, the Warrants will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms and will be entitled to the benefits of the applicable Warrant Agreement.

7. When (i) the Units and the applicable Unit Agreement have been duly authorized, (ii) the final terms of the Units have been duly established and approved, (iii) certificates representing the Units have been duly executed by the Company and countersigned by the applicable Unit Agent in accordance with the applicable Unit Agreement and delivered to the purchasers thereof against the consideration therefor duly approved by the Company, (iv) the applicable Unit Agreement has been duly executed and delivered by the Company and duly authorized, executed and delivered by the applicable Unit Agent, and (v) all corporate action necessary for the issuance and sale of the Units has been taken, and assuming the Company shall have such number of securities underlying the Units authorized and available for issuance, the Units will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms and will be entitled to the benefits of the applicable Unit Agreement.

Our opinions expressed above are subject to the following qualifications:

(a) Our opinions in paragraphs 2, 3, 6 and 7 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b) Our opinions in paragraphs 2, 3, 6 and 7 above are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c) Our opinions are limited to Generally Applicable Law and we do not express any opinion herein concerning any other law.

This opinion letter is rendered to you in connection with the preparation and filing of the Registration Statement. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Matters.” We do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

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